UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2014

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(678) 319-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 21, 2014, the Board of Directors of Infor, Inc. (the “Company”) approved a change in the Company’s fiscal year-end from May 31 to April 30. This change will be effective beginning with the Company’s fiscal year 2015, which will end on April 30, 2015. The Company’s Annual Report on Form 10-K for fiscal year 2015 will report the eleven month transition period from June 1, 2014 to April 30, 2015. This change does not impact the Company’s current fiscal year 2014, which will end on May 31, 2014. Beginning in the first quarter of fiscal 2015, the Company will file its Quarterly Reports on Form 10-Q based on the new fiscal quarters. Accordingly, the Company intends to report the first quarter of fiscal 2015 as the three month period ended July 31, 2014, which will include the results of May 2014, the last month of fiscal year 2014.

In addition, on April 22, 2014, the Company and Infor (US), Inc., a wholly owned subsidiary of the Company, entered into Amendment No. 6 (the Amendment) to the Credit Agreement dated as of April 5, 2012 (as amended from time to time prior to the effectiveness of the Amendment), with Bank of America, N.A., as administrative agent, to reflect the change in the Company’s fiscal year-end. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 6, dated April 22, 2014, between Infor, Inc., Infor (US), Inc., and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc., Infor (US), Inc., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: April 23, 2014	By:	/s/ Nicole Anasenes
Nicole Anasenes
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 6, dated April 22, 2014, between Infor, Inc., Infor (US), Inc., and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc., Infor (US), Inc., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended.

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